EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 1 to the Registration Statement on Form SB-2 of our report dated March 18, 2005, relating to the consolidated financial statements of Sona Mobile, Inc. and Subsidiary for the years ended December 31, 2004 and 2003, and to the reference to our firm under the caption ‘‘Experts’’ in the prospectus.

Toronto, Canada January 30, 2006	/s/ Horwath Orenstein LLP